CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Performance Leveraged Upside Securities due 2016	$5,266,000	$678.26

May 2014
Pricing Supplement No. 1,405 Registration Statement No. 333-178081 Dated May 6, 2014 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in U.S. and International Equities
Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the Industrial Select Sector SPDR® Fund due May 11, 2016
Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities
The Buffered PLUS are unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Buffered PLUS will be based on the value of the worst performing of the EURO STOXX 50® Index and the Industrial Select Sector SPDR® Fund. At maturity, if both underlyings have appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of either underlying is less than or equal to its respective initial level, but the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%, the Buffered PLUS will redeem at par. However, if the final level of either underlying is less than 80% of its respective initial level, meaning that either underlying has decreased from its respective initial level by an amount greater than the buffer amount of 20%, investors will lose 1.25% for every 1% decline beyond the specified buffer amount. There is no minimum payment at maturity.  Accordingly, you could lose your entire initial investment in the Buffered PLUS.  Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in either underlying beyond the buffer amount will result in a loss, and potentially a significant loss, of your investment, even if the other underlying has appreciated or has not declined as much. The Buffered PLUS are for investors who seek a return based on the performance of the underlyings and who are willing to risk their principal, risk exposure to the worst performing of the two underlyings and forgo current income in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the underlyings. The Buffered PLUS are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
FINAL TERMS
Issuer:	Morgan Stanley
Maturity date:	May 11, 2016
Underlyings:	EURO STOXX 50® Index (the “SX5E Index”) and shares of the Industrial Select Sector SPDR® Fund (the “XLI Shares”)
Stated principal amount / issue price:	$1,000 per Buffered PLUS
Aggregate principal amount:	$5,266,000
Payment at maturity:	If the final level of each underlying is greater than its respective initial level,
$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)

If the final level of either underlying is less than or equal to its respective initial level, but the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%,
$1,000

If the final level of either underlying is less than 80% of its respective initial level, meaning that either underlying has decreased from its respective initial level by an amount greater than the buffer amount of 20%,

$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 20%) x downside factor]
This amount will be less than the stated principal amount of $1,000 and could be zero.
Leverage factor:	140%
Downside factor:	125%
Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Worst performing underlying:	The underlying with the lesser underlying percent change
Initial level:
With respect to the SX5E Index, 3,149.79, which is the index closing value of the SX5E Index on the pricing date
With respect to the XLI Shares, $52.53, which is the share closing price of one XLI Share on the pricing date

Final level:
With respect to the SX5E Index, the index closing value of the SX5E Index on the valuation date
With respect to the XLI Shares, the share closing price of one XLI Share on the valuation date times the adjustment factor on such date

Valuation date:	May 6, 2016, subject to adjustment for non-index business days, non-trading days and certain market disruption events
Buffer amount:	20%
Adjustment factor:	1.0, subject to adjustment in the event of certain events affecting the XLI Shares
Maximum payment at maturity:	None
Minimum payment at maturity:	None
Pricing date:	May 6, 2014
Original issue date:	May 9, 2014 (3 business days after the pricing date)
CUSIP / ISIN:	61761JQV4 / US61761JQV43
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$985.75 per Buffered PLUS. See “Investment Summary” page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to issuer(2)
Per Buffered PLUS	$1,000	$1	$999
Total	$5,266,000	$5,266	$5,260,734
(1)
Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $1 for each Buffered PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(2)	See “Use of proceeds and hedging” on page 18.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Buffered PLUS” at the end of this document.

Product Supplement for PLUS dated August 17, 2012	Index Supplement dated November 21, 2011
Prospectus dated November 21, 2011

Buffered PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the Industrial Select Sector SPDR® Fund due May 11, 2016
Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities with Downside Factor

Principal at Risk Securities

The Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the Industrial Select Sector SPDR® Fund due May 11, 2016 (the “Buffered PLUS”) can be used:

▪	To gain exposure to the EURO STOXX 50® Index and the Industrial Select Sector SPDR® Fund

▪	To obtain leveraged upside exposure to the worst performing of the EURO STOXX 50® Index and the Industrial Select Sector SPDR® Fund by taking advantage of the leverage factor

▪	To obtain a buffer against a specified level of negative performance of the worst performing of the EURO STOXX 50® Index and the Industrial Select Sector SPDR® Fund

The Buffered PLUS are exposed to the negative performance of the worst performing underlying. Investors will lose 1.25% for every 1% decline in the worst performing underlying below 80% of its respective initial level. There is no minimum payment at maturity on the Buffered PLUS. Accordingly, you could lose your entire initial investment in the Buffered PLUS.

Maturity:	Approximately 2 years
Leverage factor:	140%
Buffer amount:	20%
Downside factor:	125%
Maximum payment at maturity:	None
Minimum payment at maturity:	None. You may lose your entire initial investment in the Buffered PLUS.
Coupon:	None

The original issue price of each Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Buffered PLUS on the pricing date is less than $1,000. We estimate that the value of each Buffered PLUS on the pricing date is $985.75.

What goes into the estimated value on the pricing date?

In valuing the Buffered PLUS on the pricing date, we take into account that the Buffered PLUS comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered PLUS?

In determining the economic terms of the Buffered PLUS, including the leverage factor, the buffer amount and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered PLUS?

The price at which MS & Co. purchases the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market

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Buffered PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the Industrial Select Sector SPDR® Fund due May 11, 2016
Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered PLUS, and, if it once chooses to make a market, may cease doing so at any time.

May 2014	Page 3

Buffered PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the Industrial Select Sector SPDR® Fund due May 11, 2016
Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer leveraged exposure to the worst performing of the EURO STOXX 50® Index and the Industrial Select Sector SPDR® Fund while providing limited protection against negative performance of the underlyings. At maturity, if both underlyings have appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of either underlying is less than or equal to its respective initial level, but the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%, the Buffered PLUS will redeem at par. However, if the final level of either underlying is less than 80% of its respective initial level, meaning that either underlying has decreased from its respective initial level by an amount greater than the buffer amount of 20%, investors will lose 1.25% for every 1% decline in the worst performing underlying beyond the specified buffer amount. There is no minimum payment at maturity. Accordingly, you could lose your entire initial investment in the Buffered PLUS.

Leveraged Performance
The Buffered PLUS offer investors an opportunity to receive 140% of the positive return of the worst performing of the underlyings if both underlyings appreciate in value over the term of the Buffered PLUS.

Upside Scenario
Both underlyings appreciate in value, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000 plus 140% of the underlying percent change of the worst performing underlying.

Par Scenario
The final level of either underlying is less than or equal to its respective initial level, but the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%. At maturity, the Buffered PLUS will redeem at par.

Downside Scenario
The final level of either underlying is less than 80% of its respective initial level, meaning that either underlying has decreased from its respective initial level by an amount greater than the buffer amount of 20%. At maturity, the Buffered PLUS redeem for less than the stated principal amount by an amount reflecting 125% of the decline in the value of the worst performing underlying beyond the buffer amount of 20%. Therefore, investors will lose 1.25% for every 1% decline in the worst performing underlying below 80% of its respective initial level.  (Example: if the worst performing underlying decreases in value by 30%, the Buffered PLUS will redeem for $875, or 87.5% of the stated principal amount.)  There is no minimum payment at maturity on the Buffered PLUS.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in either underlying by an amount greater than the buffer amount will result in a loss, and potentially a significant loss, of your investment, even if the other underlying has appreciated or has not declined as much.

May 2014	Page 4

Buffered PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the Industrial Select Sector SPDR® Fund due May 11, 2016
Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Buffered PLUS. The following examples are for illustrative purposes only. The actual initial level for each underlying is set forth on the cover page of this document. The payment at maturity on the Buffered PLUS is subject to the credit risk of Morgan Stanley. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	140%
Buffer amount:	20%
Downside factor:	125%
Hypothetical Initial Levels:	With respect to the SX5E Index: 3,200 With respect to the XLI Shares: $50

EXAMPLE 1: Both underlyings appreciate as of the valuation date, and investors receive the stated principal amount plus a return reflecting the leveraged upside performance of the worst performing underlying.

Final level		SX5E Index: 3,520
XLI Shares: $70
Underlying percent change		SX5E Index: (3,520 – 3,200) / 3,200 = 10% XLI Shares: ($70 – $50) / $50 = 40%
Payment at maturity	=	$1,000 + leveraged upside payment
	=	$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)
	=	$1,000 + ($1,000 × 140% × 10%)
	=	$1,140

In example 1, the final levels of both the SX5E Index and XLI Shares are greater than their initial levels. The SX5E Index has appreciated by 10% while the XLI Shares have appreciated by 40%. Therefore, investors receive at maturity the stated principal amount plus 140% of the appreciation of the worst performing underlying, which is the SX5E Index in this example. Investors receive $1,140 per Buffered PLUS at maturity.

EXAMPLE 2: One underlying appreciates while the other declines as of the valuation date, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%. Investors receive the stated principal amount at maturity.

Final level		SX5E Index: 4,160
		XLI Shares: $45
Underlying percent change		SX5E Index: (4,160 – 3,200) / 3,200 = 30% XLI Shares: ($45 – $50) / $50 = -10%
Payment at maturity	=	$1,000

In example 2, the final level of the SX5E Index is greater than its initial level, while the final level of the XLI Shares is less than its initial level. The SX5E Index has appreciated by 30%, while the XLI Shares have declined by 10%, and, therefore, neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%. Investors receive only the stated principal amount of $1,000 per Buffered PLUS at maturity, and do not benefit from the appreciation in the SX5E Index over the term of the Buffered PLUS.

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Buffered PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the Industrial Select Sector SPDR® Fund due May 11, 2016
Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

EXAMPLE 3: One underlying appreciates while the other declines by an amount greater than the buffer amount as of the valuation date, and so investors are exposed to the decline in the worst performing underlying from its initial level.

Final level		SX5E Index: 4,160
XLI Shares: $25
Underlying percent change		SX5E Index: (4,160 – 3,200) / 3,200 = 30% XLI Shares: ($25 – $50) / $50 = -50%
Payment at maturity	=	$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 20%) x downside factor]
	=	$1,000 + [$1,000 x (-50% + 20%) x 125%]
	=	$625

In example 3, the final level of the SX5E Index is greater than its initial level, while the final level of the XLI Shares is less than its initial level. The SX5E Index has appreciated by 30%, while the XLI Shares have declined by 50%, which is more than the buffer amount of 20%. Therefore, investors are exposed to the negative performance of the XLI Shares, which represent the worst performing underlying in this example, and receive a payment at maturity of $625. Investors lose 1.25% of the stated principal amount for every 1% decline in the XLI Shares from their initial level, even though the SX5E Index has appreciated from its initial level.

EXAMPLE 4: Both underlyings decline as of the valuation date, and investors are exposed to the decline in the worst performing underlying from its initial level.

Final level		SX5E Index: 960
XLI Shares: $20
Underlying percent change		SX5E Index: (960 – 3,200) / 3,200 = -70% XLI Shares: ($20 – $50) / $50 = -60%
Payment at maturity	=	$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 20%) x downside factor]
	=	$1,000 + [$1,000 x (-70% + 20%) x 125%]
	=	$375

In example 4, the final levels of both the SX5E Index and the XLI Shares are less than their respective initial levels. The SX5E index has declined by 70% while the XLI Shares have declined by 60%. Both declines are by an amount greater than the buffer amount. Therefore, investors are exposed to the negative performance of the SX5E Index, which is the worst performing underlying in this example, and receive a payment at maturity of $375.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in either underlying by an amount greater than the buffer amount will result in a loss, and potentially a significant loss, of your investment, even if the other underlying has appreciated or has not declined as much.  There is no minimum payment at maturity on the Buffered PLUS.  Accordingly, you could lose your entire initial investment in the Buffered PLUS.

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Buffered PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the Industrial Select Sector SPDR® Fund due May 11, 2016
Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

▪
The Buffered PLUS do not pay interest or guarantee the return of any of your principal.  The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and do not guarantee any return of principal at maturity. If either underlying declines over the term of the Buffered PLUS by an amount greater than the buffer amount of 20%, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount reflecting 125% of the decline in the value of the worst performing underlying beyond the buffer amount of 20%.  As there is no minimum payment at maturity on the Buffered PLUS, you could lose your entire initial investment.

▪
You are exposed to the price risk of both underlyings. Your return on the Buffered PLUS is not linked to a basket consisting of both underlyings. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlyings. Poor performance by either underlying over the term of the Buffered PLUS will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If either underlying declines by an amount greater than the buffer amount as of the valuation date, you will lose some or all of your investment at maturity, even if the other underlying has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of both underlyings.  Additionally, even if neither underlying declines by an amount greater than the buffer amount, you will not receive a positive return on your investment unless both underlyings appreciate. Moreover, even if both underlyings appreciate, your return will be based only on the appreciation of the worst performing underlying.

▪
Because the Buffered PLUS are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the Buffered PLUS were linked to just one underlying.  The risk that you will suffer a loss on your investment is greater if you invest in the Buffered PLUS as opposed to substantially similar securities that are linked to just the performance of one underlying. With two underlyings, it is more likely that either underlying will decline to below its initial level as of the valuation date, than if the Buffered PLUS were linked to only one underlying. Therefore it is more likely that you will suffer a loss on your investment.

▪
The market price will be influenced by many unpredictable factors.  Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market, including the value and the volatility (frequently and magnitude of changes in value) of the underlyings, interest and yield rates, time remaining to maturity, dividend rates on the securities underlying the SX5E Index or the XLI Shares, the occurrence of certain events affecting the XLI Shares that may or may not require an adjustment to the adjustment factor, the composition of the underlyings and any changes in the constituent stocks of the underlyings, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The levels of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “EURO STOXX 50® Index Overview” and “Industrial Select Sector SPDR® Fund Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

▪
The Buffered PLUS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations under the Buffered PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the

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Buffered PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the Industrial Select Sector SPDR® Fund due May 11, 2016
Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

Buffered PLUS prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the Buffered PLUS.

▪
The Buffered PLUS are linked to the EURO STOXX 50® Index and are subject to risks associated with investments in securities linked to the value of foreign equity securities.  As the EURO STOXX 50® Index is one of the underlyings, the Buffered PLUS are linked to the value of foreign equity securities.  Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪
The Buffered PLUS are linked to the Industrial Select Sector SPDR® Fund and are subject to risks associated with the industrial sector.  As the Industrial Select Sector SPDR® Fund is one of the underlyings, and the component stocks of the XLI Shares are concentrated in the industrial sector, the Buffered PLUS are subject to risks associated with the industrial sector. Stock prices for the types of companies included in this sector are affected by supply and demand both for their specific product or service and for industrial sector products in general. Other factors that will affect these companies include, but are not limited to, government regulation, world events and economic conditions, technological developments and liabilities for environmental damage and general civil liabilities. Additionally, aerospace and defense companies, which represent a component segment of the industrial sector, can be significantly affected by government spending policies, because companies involved in this industry tend to rely to a significant extent on U.S. and foreign government demand for their products and services. Thus, the financial condition of, and investor interest in, aerospace and defense companies may be heavily influenced by governmental defense spending policies, which are typically under pressure from efforts to control the U.S. (and other) government budgets. Additionally, stocks of transportation companies, which represent a component segment of the industrial sector, are often cyclical and can experience sharp price movements that may result from changes in the economy, fuel prices, labor agreements or insurance costs, among other factors.

▪
The amount payable on the Buffered PLUS is not linked to the values of the underlyings at any time other than the valuation date. The final level of the SX5E Index will be based on the index closing value of SX5E index on the valuation date, subject to adjustment for non-index business days and certain market disruption events, and the final level of the XLI Shares will be based on the share closing price of one XLI Share on the valuation date, subject to adjustment for non-trading days and certain market disruption events. Even if both underlyings appreciate prior to the valuation date but the value of either underlying drops by the valuation date, the payment at maturity will be less, and may be significantly less, than it would have been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual values of the underlyings on the stated maturity date or at other times during the term of the Buffered PLUS may be higher than their respective final levels, the payment at maturity will be based solely on the index closing value and the share closing price on the valuation date.

▪
Adjustments to the SX5E Index could adversely affect the value of the Buffered PLUS.  The publisher of the SX5E Index may add, delete or substitute the component stocks of the SX5E Index or make other methodological changes that could change the value of the SX5E Index. Any of these actions could adversely affect the value of the Buffered PLUS. The publisher of the SX5E Index may also discontinue or suspend calculation or publication of the SX5E Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to

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Buffered PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the Industrial Select Sector SPDR® Fund due May 11, 2016
Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

substitute a successor index that is comparable to the discontinued index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪
Adjustments to the XLI Shares or the index tracked by the XLI Shares could adversely affect the value of the Buffered PLUS.  The investment adviser to the Industrial Select Sector SPDR® Fund, SSgA Funds Management, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Industrial Select Sector Index. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the Industrial Select Sector SPDR® Fund. Any of these actions could adversely affect the price of the XLI Shares and, consequently, the value of the Buffered PLUS. SSgA Funds Management, Inc. (“SSgA”) is also responsible for calculating and maintaining the S&P® Industrial Select Sector Index. SSgA may add, delete or substitute the stocks constituting the S&P® Industrial Select Sector Index or make other methodological changes that could change the value of the S&P® Industrial Select Sector Index. SSgA may discontinue or suspend calculation or publication of the S&P® Industrial Select Sector Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued XLI Shares and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the XLI Shares and the value of the Buffered PLUS.

▪
The antidilution adjustments the calculation agent is required to make do not cover every event that can affect the XLI Shares.  MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the XLI Shares, such as stock splits and stock dividends. However, the calculation agent will not make an adjustment for every event or every distribution that could affect the XLI Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the Buffered PLUS may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, the adjustment factor may materially and adversely affect the market price of the Buffered PLUS, and the amount payable at maturity, if any.

▪
The XLI Shares and the S&P® Industrial Select Sector Index are different. The performance of the XLI Shares may not exactly replicate the performance of the S&P® Industrial Select Sector Index, because the Industrial Select Sector SPDR® Fund will reflect transaction costs and fees that are not included in the calculation of the S&P® Industrial Select Sector Index. It is also possible that the Industrial Select Sector SPDR® Fund may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the S&P® Industrial Select Sector Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in this fund, differences in trading hours between the Industrial Select Sector SPDR® Fund and the S&P® Industrial Select Sector Index or due to other circumstances. The Industrial Select Sector SPDR® Fund generally invests at least 95% of its assets in securities of the S&P® Industrial Select Sector Index and in depositary receipts representing securities in the S&P® Industrial Select Sector Index. The Industrial Select Sector SPDR® Fund may invest the remainder of its assets in securities not included in the S&P® Industrial Select Sector Index but which the Investment Adviser believes will help the Industrial Select Sector SPDR® Fund track the S&P® Industrial Select Sector Index, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by the Investment Adviser.

▪
Not equivalent to investing in the SX5E Index or the XLI Shares.  Investing in the Buffered PLUS is not equivalent to investing in the SX5E Index, the XLI Shares, or their component stocks. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlyings.

▪
The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs

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Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪
The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered PLUS in the secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪
The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time.  When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the Buffered PLUS. One or more of our subsidiaries and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the Buffered PLUS (and possibly to other instruments linked to the underlyings or their component stocks), including trading in the stocks that constitute the underlying s as well as in other instruments related to the underlyings. Some of our subsidiaries also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial level of either underlying, and, therefore, could have increased the value at or above which such underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the value of either underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying).

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Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the Buffered PLUS. As calculation agent, MS & Co. has determined the initial levels, will determine the final levels and will calculate the amount of cash you receive at maturity, if any. Any of these determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor index, calculation of the index closing value or the closing share price, as applicable, in the event of a market disruption event, or discontinuance of an underlying or any adjustment to the adjustment factor, may adversely affect the payout to you at maturity, if any.  In addition, MS & Co. has determined the estimated value of the Buffered PLUS on the pricing date.

▪
The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain.  Please read the discussion under “Additional provisions ― Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS. As discussed in the Tax Disclosure Sections, it is unclear whether or how the “constructive ownership” rule will apply in all cases. If the “constructive ownership” rule applies, all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income (in which case an interest charge will be imposed). If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Buffered PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income. The risk that buffered securities would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as open transactions, is higher than with non-buffered equity-linked securities. We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership rules, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index was created by STOXX Limited, which is owned by Deutsche Börse AG and SIX Group AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial level of 1,000 at December 31, 1991. The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

Information as of market close on May 6, 2014:

Bloomberg Ticker Symbol:	SX5E
Current Level:	3,149.79
52 Weeks Ago:	2,750.52
52 Week High (on 4/4/2014):	3,230.33
52 Week Low (on 6/24/2012):	2,511.83

The following graph sets forth the daily closing values of the SX5E Index for the period from January 1, 2009 through May 6, 2014. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SX5E Index for each quarter in the same period. The closing value of the SX5E Index on May 6, 2014 was 3,149.79. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SX5E Index has at times experienced periods of high volatility, and you should not take the historical values of the SX5E Index as an indication of its future performance.

SX5E Index Daily Closing Values January 1, 2009 to May 6, 2014

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Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2009
First Quarter	2,578.43	1,809.98	2,071.13
Second Quarter	2,537.35	2,097.57	2,401.69
Third Quarter	2,899.12	2,281.47	2,872.63
Fourth Quarter	2,992.08	2,712.30	2,964.96
2010
First Quarter	3,017.85	2,631.64	2,931.16
Second Quarter	3,012.65	2,488.50	2,573.32
Third Quarter	2,827.27	2,507.83	2,747.90
Fourth Quarter	2,890.64	2,650.99	2,792.82
2011
First Quarter	3,068.00	2,721.24	2,910.91
Second Quarter	3,011.25	2,715.88	2,848.53
Third Quarter	2,875.67	1,995.01	2,179.66
Fourth Quarter	2,476.92	2,090.25	2,316.55
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter (through May 6, 2014)	3,230.33	3,091.52	3,149.79

License Agreement between STOXX Limited and Morgan Stanley

“EURO STOXX®” and “STOXX®” are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

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Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

Industrial Select Sector SPDR® Fund Overview

The Industrial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the industrial sector of the U.S. equity market, as represented by the S&P® Industrial Select Sector Index. The S&P® Industrial Select Sector Index is a modified market capitalization-based index owned by S&P Dow Jones Indices LLC. See “The S&P® Industrial Select Sector Index” below. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by SSgA Funds Management, Inc. (“SSgA”) pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Industrial Select Sector SPDR® Fund is accurate or complete.

Information as of market close on May 6, 2014:

Bloomberg Ticker Symbol:	XLI
Current Level:	$52.53
52 Weeks Ago:	$42.40
52 Week High (on 4/3/2014):	$53.15
52 Week Low (on 6/24/2013):	$41.59

The following graph sets forth the daily closing prices of the XLI Shares for the period from January 1, 2009 through May 6, 2014. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the XLI Shares for each quarter in the same period. The closing price of one XLI Share on May 6, 2014 was $52.53. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The XLI Shares have at times experienced periods of high volatility, and you should not take the historical prices of the XLI Shares as an indication of its future performance.

Shares of the Industrial Select Sector SPDR® Fund Daily Closing Prices January 1, 2009 to May 6, 2014

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Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

Industrial Select Sector SPDR® Fund (CUSIP: 81369Y704)	High ($)	Low ($)	Period End ($)
2009
First Quarter	24.73	15.36	18.43
Second Quarter	23.79	18.84	21.96
Third Quarter	27.31	20.56	26.34
Fourth Quarter	28.55	25.27	27.79
2010
First Quarter	31.42	26.90	31.23
Second Quarter	33.36	27.45	27.45
Third Quarter	31.48	27.01	31.28
Fourth Quarter	34.91	30.98	34.90
2011
First Quarter	38.03	35.04	37.68
Second Quarter	38.70	35.21	37.24
Third Quarter	38.28	28.98	29.21
Fourth Quarter	34.28	28.37	33.75
2012
First Quarter	38.15	34.49	37.42
Second Quarter	37.66	33.34	35.67
Third Quarter	37.76	34.21	36.54
Fourth Quarter	38.46	35.40	37.90
2013
First Quarter	42.12	38.64	41.73
Second Quarter	44.36	40.17	42.57
Third Quarter	47.76	42.61	46.37
Fourth Quarter	52.26	45.41	52.26
2014
First Quarter	53.00	48.64	52.33
Second Quarter (through May 6, 2014)	53.15	50.90	52.53

This document relates only to the Buffered PLUS referenced hereby and does not relate to the underlying shares. We have derived all disclosures contained in this document regarding SSgA from the publicly available documents described in the preceding paragraph. In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to SSgA. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding SSgA is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we priced the Buffered PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning SSgA could affect the value received at maturity with respect to the Buffered PLUS and therefore the value of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with SSgA. In the course of such business, we and/or our affiliates may acquire non-public information with respect to SSgA, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws. As a prospective purchaser of the Buffered PLUS, you should undertake an independent investigation of SSgA as in your judgment is appropriate to make an informed decision with respect to an investment in the underlying shares.

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Buffered PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the Industrial Select Sector SPDR® Fund due May 11, 2016
Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

The S&P® Industrial Select Sector Index. The S&P® Industrial Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500® Index, is intended to give investors a modified market capitalization-based way to track the movements of certain public companies that represent the industrial sector of the S&P 500® Index. As such, the index methodology for the S&P® Industrial Select Sector Index is the same as the index methodology for the Financial Select Sector Index and the Health Care Select Sector Index that is described in the accompanying index supplement. As of March 31, 2014, the S&P® Industrial Select Sector Index included 64 component stocks from the following industries: aerospace and defense, building products, construction and engineering, electrical equipment, industrial conglomerates, machinery, commercial services and supplies, air freight & logistics, airlines, road & rail and transportation infrastructure. As of May 1, 2014, the stocks included in the S&P® Industrial Select Sector Index represented approximately 10.72% of the overall S&P 500® Index based on market capitalization. See “Financial Select Sector Index” or “Health Care Select Sector Index” in the accompanying index supplement.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The Buffered PLUS are not sponsored, endorsed, sold, or promoted by S&P, MGH or SSgA. S&P, MGH and SSgA make no representations or warranties to the owners of the Buffered PLUS or any member of the public regarding the advisability of investing in the Buffered PLUS. S&P, MGH and SSgA have no obligation or liability in connection with the operation, marketing, trading or sale of the Buffered PLUS.

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Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

Additional Information About the Buffered PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Underlying index publisher:	With respect to the SX5E Index, STOXX Limited
Share underlying index:	With respect to the XLI Shares, the S&P® Industrial Select Sector Index
Share underlying index publisher:	With respect to the XLI Shares, S&P Dow Jones Indices LLC
Denominations:	$1,000 per Buffered PLUS and integral multiples thereof
Interest:	None
Bull market or bear market Buffered PLUS:	Bull market Buffered PLUS
Postponement of maturity date:
If the scheduled valuation date is not an index business day or a trading day, as applicable, with respect to an underlying or if a market disruption event occurs with respect to either underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to either underlying.

Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:
Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Buffered PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to settlement, other than pursuant to a sale or exchange.

▪    Upon sale, exchange or settlement of the Buffered PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Buffered PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the return on the Buffered PLUS is determined by the worst performing underlying component and one of the components is an exchange-traded fund, it is unclear whether or how the “constructive ownership” rule under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), will apply in all cases. For example, if the worst performing underlying component is the XLI Shares, there is a substantial risk that an investment in the Buffered PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Code. Moreover, even if the worst performing underlying component is not the XLI Shares, it is possible that the Internal Revenue Service (the “IRS”) could assert

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Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

that Section 1260 of the Code applies to the Buffered PLUS. If Section 1260 of the Code applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Buffered PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Buffered PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Tax Treatment of the PLUS—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Additionally, any consequences resulting from the Medicare tax on investment income are not discussed in this document or the accompanying product supplement for PLUS.

The discussion in the preceding paragraphs under “Tax considerations” and the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered PLUS.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:
The proceeds we receive from the sale of the Buffered PLUS will be used for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered PLUS, our hedging counterparty will reimburse

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Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

the cost of the agent’s commissions. The costs of the Buffered PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered PLUS.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the Buffered PLUS, by entering into hedging transactions with our subsidiaries and/or third party dealers. We expect our hedging counterparties to have taken positions in stocks of the XLI Shares, in the stocks constituting the SX5E Index and in futures and options contracts on the XLI Shares, the SX5E Index, the S&P® Industrial Select Sector Index or their component stocks listed on major securities markets. Such purchase activity could have increased the initial level of either underlying, and, therefore, could have increased the value at or above which such underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlying). In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Buffered PLUS, including on the valuation date, by purchasing and selling the stocks of the XLI Shares, in the stocks constituting the SX5E Index, in futures and/or options contracts on the XLI Shares, the SX5E Index, the S&P® Industrial Select Sector Index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the value of either underlying, and, therefore, adversely affect the value of the Buffered PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlying). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Buffered PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Buffered PLUS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Buffered PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Code Section 4975 for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Buffered

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Principal at Risk Securities

PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Buffered PLUS.

Because we may be considered a party in interest with respect to many Plans, the Buffered PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Buffered PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Buffered PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Buffered PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Buffered PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The Buffered PLUS are contractual financial instruments. The financial exposure provided by the Buffered PLUS is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Buffered PLUS. The Buffered PLUS have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Buffered PLUS.

Each purchaser or holder of any Buffered PLUS acknowledges and agrees that:

(i)     the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or

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Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

   holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Buffered PLUS, (B) the purchaser or holder’s investment in the Buffered PLUS, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Buffered PLUS;

(ii)     we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Buffered PLUS and (B) all hedging transactions in connection with our obligations under the Buffered PLUS;

(iii)    any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)    our interests are adverse to the interests of the purchaser or holder; and

(v)     neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Buffered PLUS has exclusive responsibility for ensuring that its purchase, holding and disposition of the Buffered PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any Buffered PLUS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Buffered PLUS if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Buffered PLUS by the account, plan or annuity.

Additional considerations:
Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent, a fixed sales commission of $1 for each Buffered PLUS they sell.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging”

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Performance Leveraged Upside SecuritiesSM with Downside Factor
Principal at Risk Securities

in the accompanying product supplement for PLUS.
Validity of the Buffered PLUS:
In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the Buffered PLUS offered by this pricing supplement have been executed and issued by Morgan Stanley, authenticated by the trustee pursuant to the Senior Debt Indenture and delivered against payment as contemplated herein, such Buffered PLUS will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Debt Indenture and its authentication of the Buffered PLUS and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 21, 2011, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 21, 2011.

Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Where you can find more information:
Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated August 17, 2012

Index Supplement dated November 21, 2011

Prospectus dated November 21, 2011

Terms used in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus. As used in this document, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.
“Performance Leveraged Upside SecuritiesSM” and “Buffered PLUSSM” are our service marks.

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